UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2011

Level 3 Communications, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	0-15658	47-0210602
(State or other	(Commission File	(IRS employer
jurisdiction of incorporation)	Number)	Identification No.)

1025 Eldorado Blvd., Broomfield, Colorado	80021
(Address of principal executive offices)	(Zip code)

720-888-1000
(Registrant’s telephone number including area code)

Not applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Retirement Agreement.

On February 16, 2011, Thomas C. Stortz and Level 3 Communications, LLC (“Level 3 LLC”) on behalf of its parent and affiliates entered into a Retirement Agreement and General Release (the “Agreement”).  Level 3 Communications, LLC is an indirect, wholly owned subsidiary of Level 3 Communications, Inc. (the “Company”).  The Agreement confirms the retirement of Mr. Stortz effective April 1, 2011.  In addition, as part of his retirement, Mr. Stortz resigned all of his officer and director or manager positions with each of the Company’s subsidiaries.

So long as Mr. Stortz does not revoke the Agreement, and in consideration of his years of service to Level 3 LLC and its affiliates, notice provided with respect to his plan to retire and his efforts in transitioning his responsibilities, subject to the terms of the Agreement, Level 3 LLC will pay to Mr. Stortz no later than June 6, 2011, a lump sum amount equal to $712,500, which represents eighteen months of his base salary, less withholding for federal and state taxes and less appropriate payroll deductions.

In addition, Mr. Stortz will remain eligible for, the payment of any discretionary bonus to Mr. Stortz for calendar year 2010 should the Compensation Committee of the Company’s Board of Directors determine to award Mr. Stortz a bonus for 2010, as determined in its sole discretion.  Also, if Level 3 LLC pays a discretionary bonus to its current employee base for calendar year 2011, Mr. Stortz will be eligible to receive twenty-five percent of his targeted bonus amount of $475,000, multiplied by the percentage to which Level 3 LLC funds any such discretionary bonus for calendar year 2011, less withholding for federal and state taxes and less appropriate payroll deductions.

Mr. Stortz was granted certain outperform stock appreciation rights (“OSOs”), and consistent with the terms of the applicable master award agreement, 1,032,247 OSO awards will be unvested and outstanding as of April 1, 2011.  In accordance with the current retirement benefit program and the terms of the applicable OSO award agreement, these 1,032,247 unvested and outstanding OSOs will not expire on April 1, 2011 and will remain outstanding.  As of February 17, 2011, the OSOs had a value of $335,642.75.

In accordance with the current retirement benefit program and the terms of the applicable restricted stock unit award agreement, the restrictions on his outstanding 773,779 restricted stock units or RSUs shall all lapse on April 1, 2011.  The shares of common stock issuable upon the RSU restrictions lapsing will not be issued to Mr. Stortz until the expiration of such period of time as may be necessary to meet the requirements of Section 409A(a)(2)(B)(i) of the Internal Revenue Code of 1986, as amended (the “Code”).  As of February 17, 2011, the shares of the Company’s common stock underlying these 773,779 RSUs had a value of $1,091,028.39.

In exchange for the benefits offered in the Agreement, Mr. Stortz provided to Level 3 LLC a general release with respect to any claims arising out of his employment or retirement.

Mr. Stortz agreed, for a period of 12 months from April 1, 2011, that he will not: (i) directly or indirectly solicit the services of, induce away from employment with, or hire any employee of Level 3 LLC or its affiliates during their employment with Level 3 LLC; (ii) solicit from any corporation, firm, or organization that is a customer of Level 3 LLC any business, service, or product that Level 3 LLC provides to that customer; or (iii) induce or attempt to induce any customer, supplier, licensee or other business relation of Level 3 LLC to cease doing business with Level 3 LLC or interfere with the relationship between any such customer, supplier, licensee or business relation and Level 3 LLC; or (iv) without the express written consent of the Chief Executive Officer or the Chief Operating Officer of the Company, which consent shall not be unreasonably withheld, directly or indirectly engage in, own, manage, be employed by, assist, loan money to, or promote business for any person or entity who or which is a competitor of Level 3 LLC.

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated by reference herein as if set forth in full. The descriptions of the material terms of the Agreement contained in this Current Report are qualified in their entirety by reference to such exhibit.

Consulting Agreement

On February 16, 2011, Mr. Stortz and Level 3 LLC entered into a Consulting Agreement, which will become effective on April 2, 2011 (the “Consulting Agreement”).  The term of the Consulting Agreement will extend to April 1, 2012, unless earlier terminated.

In consideration for Mr. Stortz’s complete and timely performance of the services as agreed upon from time to time between Mr. Stortz and the Company’s Chief Executive Officer, the Company will pay Mr. Stortz the sum of $50,000 per month for the month of April, 2011, and $50,000 per month for each full month thereafter for the term of the Consulting Agreement (not to exceed a total of twelve monthly payments), subject to any quarterly adjustment as described below.  The Consulting Agreement provides that Mr. Stortz will meet with the Company’s Chief Executive Officer prior to each calendar quarter during the term of the Agreement to discuss any adjustment in Mr. Stortz’s monthly compensation for the next quarter, based upon the expectation of Mr. Stortz’s services during that quarter.  Any adjustment agreed will be effective for the following quarter.  In addition, Mr. Stortz will receive a quarterly award of 58,486 OSOs on July 1, 2011 and for each calendar quarter thereafter for the term of the Consulting Agreement, and a single award of 233,942 RSUs on July 1, 2011, pursuant to the terms of separately executed OSO and RSU agreements between Mr. Stortz and the Company.  Level 3 LLC will also pay Mr. Stortz’s reasonable out of pocket expenses incurred in connection with the delivery of the services, consistent with Level 3 LLC’s expense reimbursement policies.

Mr. Stortz agreed to indemnify and hold harmless Level 3 LLC and its officers, directors, agents and employees, from and against any and all claims, demands, causes of action, losses, damages, costs and expenses (including reasonable attorneys’ fees) (“Losses”) arising out of or relating to the Consulting Agreement, except to the extent such claim, demand, cause of action, loss, damage, cost and expense is caused solely by the negligent acts or failures to act of Level 3 LLC, its officers, directors, agents and employees, in which case Level 3 LLC shall indemnify Mr. Stortz for any Losses caused by Level 3 LLC’s (or its officers, directors, agents and employees’) negligent acts or failures to act.

Mr. Stortz agreed, that for a period of 15 months from April 1, 2011, he, or any of his employees, officers or directors, will not: (a) directly or indirectly, solicit the services of, induce away from employment with, or hire any employee of the Company or its affiliates during their employment with the Company and for a period of six months after they are no longer employed by the Company, without the Company’s prior written consent; or (b) solicit, directly or indirectly, for himself or on behalf of a third party any corporation, firm, or organization that is a customer of the Company any business, service or product that the Company is providing that customer.

In addition, Level 3 LLC may terminate the Consulting Agreement for “cause.”  For purposes of the Consulting Agreement “cause” means Level 3 LLC’s good faith determination that Mr. Stortz has committed any of the following in breach of the Consulting Agreement: (1) failure to provide the services as contemplated by the Consulting Agreement; (2) conduct that is materially injurious to Level 3 LLC or any of its affiliates; (3) fraud, theft or embezzlement or any other material act of dishonesty with respect to Level 3 LLC or its affiliates; (4) willful use or imparting of any confidential or proprietary information of Level 3 LLC or an affiliate; or (5) a felony or crime involving moral turpitude.

The Consulting Agreement is filed as Exhibit 10.2 to this Current Report and is incorporated by reference herein as if set forth in full. The descriptions of the material terms of the Consulting Agreement contained in this Current Report are qualified in their entirety by reference to such exhibit.

In addition, the forms of the Company’s OSO Master Award Agreement for consultants and the Company’s Master Deferred Issuance Stock Agreement for consultants are filed as Exhibits 10.3 and 10.4, respectfully, and are incorporated by reference herein as if set forth in full.

Item 9.01. Financial Statements and Exhibits

(a)      Financial Statements of Business Acquired

None

(b)      Pro Forma Financial Information

None

(c)      Shell Company Transactions

None

(d)      Exhibits

10.1         Retirement Agreement and General Release, dated February 16, 2011, between Level 3 Communications, LLC and Thomas C. Stortz.

10.2         Consulting Agreement, dated as of February 16, 2011, between Level 3 Communications, LLC and Thomas C. Stortz.

10.3         Form of Master OSO Master Award Agreement for consultants

10.4         Form of Master Deferred Issuance Stock Agreement for consultants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Level 3 Communications, Inc.

By:	/s/ Neil J. Eckstein
Neil J. Eckstein, Senior Vice President

Date: February 23, 2011

Exhibit Index

Exhibit	Description

10.1	Retirement Agreement and General Release, dated February 16, 2011, between Level 3 Communications, LLC and Thomas C. Stortz.

10.2	Consulting Agreement, dated as of February 16, 2011, between Level 3 Communications, LLC and Thomas C. Stortz.

10.3	Form of Master OSO Master Award Agreement for consultants

10.4	Form of Master Deferred Issuance Stock Agreement for consultants